Exhibit 10.20


                            DATED 8th September 1998



                                      LEASE

                      Relating to land and office buildings
                            forming Unit No 35(8A) at
                            Wellington Business Park
                             Dukes Ride, Crowthorne
                                    Berkshire


                                     BETWEEN

                          T A FISHER & SONS LIMITED(1)

                                      -and-
                         SAVILLE SYSTEMS (UK) LIMITED(2)

                                      -and-
                             SAVILLE SYSTEMS PLC(3)

                                      -and-
                      WELLINGTON PARK MANAGEMENT LIMITED(4)


                                   PARK NELSON
                                   1 Bell Yard
                                 London WC2A 2JP
                                Tel:0171 404 4191
                                Tel:0171 405 4266
                             Ref. JRB SEW 30220.425

LEASE:                             DATED 8th September 1998

1.       PARTICULARS

1.1 The Landlord: T.A. FISHER & SONS LIMITED (Company Number 02582252) whose registered office is at Windmill House Victoria Road Mortimer near Reading RG7 3DF

1.2 The Tenant: SAVILLE SYSTEMS (UK) LIMITED (Company Number 03487972) whose registered office is at 60 Bishopsgate, Hazilwood House, London EC2N 4AJ

1.3.The Management Company: WELLINGTON PARK MANAGEMENT LIMITED whose registered office is also at Victoria Road aforesaid

1.4 The Estate: The Landlord's Development known as Wellington Business Park Dukes Ride Crowthorne Berkshire which is for identification purposes only shown edged blue on Plan No. 1 hereto annexed the freehold interest in which is in part owned by the Landlord and in part owned by the Management Company

1.5 The Premises: The building erected on the Estate and forming Unit No. 35 within Group C of the said Development more particularly described in the 1st Schedule hereto

1.6 The Registered Transfers: Transfers respectively dated 31st December 1990, 4th July 1992 and 29th June 1994, 26th April 1995, 27th March 1996, 28th May 1997 and 2nd July 1998 all of which are made between the Landlord (1) and the Management Company (2) and are transfers of those parts of the Estate which are intended to become Common Parts for the benefit of all occupiers of the Estate

1.7 Term: Fifteen years from 8th September 1998

1.8 Rent Commencement: 31st December 1998

1.9 Initial Rent: (pound)63,750 per annum

1.10 Review Date: The 8th day of September in the year 2003 and 8th day of September in the year 2008 and 8th day of September in the year 2013.

1.11 Interest Rate: Four per cent above the Base Rate of Lloyds Bank Plc or its successors in business from time to time

1.12 Decorating Years: (a) External: in every 3rd and in the last year of the Term (b) Internal: in the 5th and the last year of the Term

1.13 Insurance Rent: Such sums as shall from time to time be payable by the Landlord as a premium or premiums for the insurances effected or to be effected in pursuance of Clause 7 hereof

1.14 Service Charge: The sums payable in accordance with clauses 2.2 and 4(c) hereof in respect of the gross internal area of the Premises (currently 328.48 square metres)

1.15 Permitted User: The use specified in paragraph 2.1 of the 4th Schedule or such other use as the Landlord may permit under paragraph 2.2 of that Schedule

1.16 Guarantor: Saville Systems Plc and any other Guarantor under the terms of this Lease.


2.       DEFINITIONS

2.1 The terms defined in this clause and in the Particulars shall where the context so admits for all purposes of this Lease have the meanings specified here or in the Registered Transfers

2.2 "Rent" means the rent ascertained in accordance with the 3rd schedule and Insurance Rent means the sum payable in accordance with clause 7.3 and Service Charge means the yearly sum (due quarterly in advance) which is payable in respect of the Premises by virtue of the Registered Transfers subject to the proviso contained in paragraph 1.14 of the Particulars and the term "Rent" does not include the Insurance Rent or Service Charge but the term "Rents" includes Rent Insurance Rent and Service Charge

2.3 "Pipes" means pipes sewers drains mains ducts conduits gutters watercourses wire cables channels subways flues and all other conducting media including any fixings louvres cowls and other covers

2.4 "Interest" means interest on the sums in question during the period from the date on which the payment is due to the date of receiving payment in cleared funds, both before and after any judgment, at the Interest Rate then prevailing or should the Base Rate referred to in clause 1.11 cease to exist, such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by a person appointed by the President of the Law Society (acting as an expert and not as an arbitrator)

2.5 "the Planning Acts" means the Town and Country Planning Act 1990 and all statutes regulations and orders included by virtue of clause 3.12

2.6 "Insured Risk" means the risks described in Clause 7.1(1)(a) hereof and any other risk against which the Landlord shall have covenanted to insure hereunder or at the time of the damage or destruction in question have effected insurance

2.7 "the Operational Covenants" means the covenants set out in the 4th Schedule

2.8 "the 1954 Act" means Part II of the Landlord and Tenant Act 1954

2.9 "neighbouring property" means any land or buildings (whether already or hereafter to be erected and whether belonging to the Landlord or otherwise) contiguous adjacent adjoining opposite or near to the Premises

2.10 "the Surveyor" means such professionally qualified Surveyor as the Landlord may from time to time reasonably and properly nominate as the Surveyor in respect of matters relating to the Premises (who may be a person employed by or otherwise connected with the Landlord)

2.11 "Development" has the meaning given by Section 55 of the Town and Country Planning Act 1990

2.12 "the Adjoining Premises" means those premises adjoining the Premises and coloured yellow on the plan annexed

2.13 This lease is a new tenancy within the meaning of section 1 of the Landlord and Tenant (Covenants) Act 1995

3.      INTERPRETATION

3.1 The expressions "the Landlord" and "the Tenant" wherever the context so admits include their respective successors in title

3.2 Where the Landlord or
the Tenant or any guarantor for the time being are two or more individuals the terms "the Landlord" "the Tenant" and "the Guarantor" include the plural number and obligations expressed or implied to be made by or with such party are deemed to be made by or with such individuals jointly and severally and where the context so permits such references shall also apply to any one or more members of such association of individuals

3.3 Words importing the one gender include both other genders and words importing the singular include the plural and vice versa

3.4 The expression "the Term" includes any period of holding over or extension or continuance thereof whether by statute or common law and elsewhere in this Lease the said expression includes such period where the context so admits

3.5 References to "the last year of the Term" include the final year of the Term if the same shall determine otherwise than by effluxion of the time and references to "the expiration of the Term" include such sooner determination of the Term

3.6 References to any right of the Landlord to have access to the Premises shall be construed as extending to the Landlord's agents professional advisers contractors workmen and others so authorised

3.7 References to "the Premises" in the absence of any provision to the contrary include each and every part thereof together with the appurtenances thereto and all additions alterations and improvements thereto and all Landlords fixtures and fitting and plant machinery and equipment belonging to the Landlord which are now or hereafter in or about the same

3.8 Any covenants by the Tenant not to do an act or thing shall be deemed to include an obligation not knowingly to permit such act or thing to be done and to use its reasonable endeavours to prevent such act or thing being done by a third party

3.9 Whenever the consent or approval of the Landlord is required or requested in relation to this Lease, such provisions shall be construed as also requiring the consent or approval of any mortgagee of the Premises where the same shall be required (Provided that the Landlord shall use its best endeavours to obtain the decision of such mortgagee without unreasonable delay)

3.10 References to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to "approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

3.11 The terms "the parties" or "party" shall mean the Landlord and/or the Tenant (as defined in Clause 3.1 hereof)

3.12 Any reference to a specific statute includes any statutory extension or modification or reenactment of such statute and any regulations or orders made thereunder any general reference to "statute" or "statutes" includes any regulations or orders made thereunder

3.13 The paragraph headings and marginal notes do not form part of this Lease and shall not be taken into account in its construction or interpretation

4.       DEMISE

The Landlord DEMISES to the Tenant the Premises TOGETHER with (and so far as appropriate the Management Company grants and affirms) the rights specified in
Part 1 of the 2nd Schedule but EXCEPTING AND RESERVING to the Landlord the rights specified in Part 2 of the 2nd Schedule TO HOLD the Premises unto the Tenant for the Term SUBJECT TO the matters contained or referred to in the documents specified in the 5th Schedule insofar as such matters affect the Premises YIELDING AND PAYING to the Landlord:-

(a) the Rent, payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year, and proportionately for any period of less than a year, the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next thereafter to be paid on the Rent Commencement Date, and

(b) by way of further rent, the Insurance Rent payable within 7 days of written demand in accordance with clause 7.3

(c) by way of further rent, the Service Charge (the first such payment to be a fair and reasonable estimate by the Surveyor of the proportion due from and including the date hereof or the date on which the Tenant took possession of the Premises (whichever first occurred) until and including the quarter day next thereafter to be paid forthwith)

5.       THE TENANT COVENANTS with the Landlord:-


Rent

5.1.1 To pay the Rents on the days and in the  manner  set out in clause 4

5.1.2 If so required in writing by the Landlord to make such payments by Banker's Order or Credit Transfer to any Bank in Great Britain and account that the Landlord may from time to time nominate in writing AND in the event of delay to pay interest thereon in accordance with Clause 5.17.1

Outgoings and VAT

5.2      To pay and to indemnify the Landlord against:
(a) all rates (including uniform business rates) taxes assessments duties charges impositions outgoings and obligations whatsoever which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them whether parliamentary parochial or otherwise and whether or not of a capital or non-recurring nature (and even though of a wholly novel character) but excluding any payable by the Landlord in respect of the receipt of Rents or other payment made by the Tenant under this Lease or any payable by the Landlord which was occasioned by any Development or by any disposition in dealing with or ownership of the Landlord's reversionary interest in the Premises the Estate or the receipt of Rents in respect thereof

(b) Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) properly chargeable (whether as the result of an election by the Landlord or otherwise) in respect of any Rents or other payment made by the Tenant under any of the provisions of or in connection with this Lease or (insofar as the Landlord cannot recoup the same as an input credit) incurred by the Landlord upon any payment made by the Landlord where the Tenant agrees to reimburse the Landlord for such payment

5.2.2. In the event of the Premises or any separately rateable portion thereof having been unoccupied for a period immediately prior to the expiration of the Term to pay to the relevant rating authority a sum equal to the amount of rates and any surcharge on the Premises or portion thereof payable to the rating authority pursuant to Section 17 and 17(A) of the General Rate Act 1967 in respect of a period equal to the said period of unoccupancy or six months whichever shall be the less

Electricity, Gas and Other Services consumed
5.3 To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas and other services consumed or used at the Premises (including meter rents) during the Term

Repair and Redecoration
5.4.1 To keep the whole of the Premises and all appurtenances and additions thereto including (but not limited to) all roofs foundations structural and non structural walls and partitions and any Pipes exclusively serving the same and all plate and other glass and all plant and machinery and all fixtures and fittings therein in good and substantial repair and in good decorative condition and clean throughout the Term and if necessary for the purpose of carrying out such repair (but not further or otherwise) then to rebuild renew or replace the Premises or any part thereof and if the same affects the structure or exterior of the Premises the Tenant will (unless the Landlord otherwise reasonably requires) renew or replace the same in accordance with plans elevations sections and specifications previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and in any event with good and substantial materials and in a good and workmanlike manner (damage by any of the Insured Risks excepted save to the extent that the insurance effected by the Landlord shall be vitiated by any act or omission of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority) and to keep any part of the Premises which shall not be built upon in a clean and tidy condition PROVIDED THAT if the Tenant is unable to perform the aforementioined covenants (despite using its reasonable endeavours so to do) since there are affected matters which extend to the Adjoining Premises and in respect of which the tenant or otherwise the occupier or proprietor from time to time of the Adjoining Premises fails to co-operate with the Tenant and/or the landlord and/or the Management Company to achieve fulfilment of the aforesaid covenants then in those circumstances it shall be deemed that the Tenant is not in breach of its covenants in that regard

5.4.2. To replace from time to time in good and workmanlike manner and with good quality materials the Landlord's fixtures, fittings and appurtenances in the Premises which become beyond repair at any time during or immediately prior to the expiration of the Term

5.4.3 So far as reasonably possible to keep all Pipes in the Premises protected from frost where appropriate and keep the same cleansed and maintained free from obstruction

5.4.4 Once in the year 2000 and every three years thereafter and also in the last three months of the Term howsoever determined (but not more than once in any one year period) to paint with two coats of good quality paint or otherwise cover with an appropriate protective and decorative finish all such parts of the outside of the Premises as are usually or ought to be so painted or covered. All such works to be carried out in a good and workmanlike manner with good quality materials and colour to be previously approved in writing by the Landlord (such approval not to be unreasonably refused or delayed)

5.4.5 Once in the year 2002 and every five years thereafter and also in the last three months of the Term howsoever determined (but not more than once in any one year period) to paint with good quality paint or otherwise cover with an appropriate protective and decorative finish all such parts of the inside of the Premises as are usually or ought to be so painted or covered. All such works to be carried out in a good and workmanlike manner with good quality materials and in the last year of the Term of a design material and colour to be previously approved in writing by the Landlord (such approval not to be unreasonably refused or delayed)

Alterations and Additions or Rebuilding
5.5.1 Not to commit or knowingly permit or suffer waste (including ameliorating waste), on or at the Premises

5.5.2 Not to build erect construct or place any new or additional building or structure on the Premises including (without prejudice to the generality of the foregoing) any hut shed garage cycle shelter store caravan house on wheels or any temporary or movable building or structure

5.5.3 Not at any time during the Term to make any structural alterations or additions to the Premises whether internally or externally and not to cut injure maim or remove any of the walls beams columns or other structural parts of the Premises or make any change in or to the existing design or appearance of the Premises whether externally or internally PROVIDED that the Tenant may from time to time with the consent of the Landlord (which shall not be unreasonably withheld or delayed) and subject to all necessary planning and Building Regulation approval and Fire Officer's consent having been first obtained and produced to the Landlord carry out non-structural alterations which are not hereby expressly prohibited including (but not limited to) the installation and removal of internal partitions which do not materially adversely affect the operation or effectiveness of any air conditioning or heating systems within the Premises

5.5.4 To remove any additions alterations or improvements made to the Premises at the expiration of the Term if so reasonably requested by the Landlord in writing prior to the expiration of the Term and to make good any part or parts of the Premises which may be damaged by such removal

5.5.5. Not to cut injure or remove nor, except in accordance with clauses 5.5.3 and 5.5.4, make any connection with the Pipes serving the Premises either exclusively or in conjunction with other premises

5.5.6 To make connection with those Pipes that serve the Premises only in accordance with the standards laid down from time to time by the relevant supply authority and no appliance other than that for which the installation is designed shall be connected to it

Statutory Obligations
5.6.1. At all times during the Term at the Tenant's own expense to observe and comply in all material respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every notice direction order regulation bye-law rule and condition already or hereafter to be made under or in pursuance of or deriving effect from any such
Act) or prescribed or required by a public local or other authority so far as they relate to or affect the Premises or the lessee thereof or any additions or improvements thereto or the user thereof for any purposes or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof

5.6.2 Save in respect of the construction of the building on the Premises undertaken by the Landlord to execute as soon as reasonably practicable all works and provide and maintain all arrangements which by or under any enactment or by any Government Department Local Authority or other Public Authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided or maintained at any time during the Term upon or in respect of the Premises or any additions or improvements thereto or in respect of any user thereof or employment therein of any person or persons or fixtures machinery plant or chattels and whether by the landlord or tenant thereof

5.6.3 To indemnify the Landlord at all times during the Term against all proper and reasonable costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid in respect of the Premises and not at any time during the Term to do or omit or suffer to be done or omitted in or about the Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

5.6.4 To pay to the Landlord within 7 days of a written demand a due and fair proportion (to be determined by the Surveyor acting reasonably in all the circumstances) of all proper and reasonable costs charges and expenses (including Surveyors' Architects' and other professional advisers' fees) properly and reasonably incurred by the Landlord of or incidental to complying with all provisions and requirements of any and every enactment prescribed or required by any public local or other authority in relation to the Premises

Access of Landlord and Notice to Repair
5.7.1 To permit the Landlord at all reasonable times by prior appointment (save in the case of emergency) to enter upon the Premises for the purpose of:

(a) ascertaining that the covenants and conditions of this Lease on the part of the Tenant have been observed and performed, and

(b) viewing the state of repair and condition of the Premises, and

(c) giving to the Tenant (or leaving upon the Premises) a written notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms hereof and to request the Tenant expeditiously to execute the same

5.7.2 If within three months of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice to permit the Landlord to enter the Premises to execute such work as may be reasonably necessary to comply with the notice and to pay to the Landlord the cost of so doing and all expenses reasonably and properly incurred by the Landlord (including legal costs and surveyor's fees) within fourteen days of a written demand subject to the Landlord and/or its agents doing as little damage to the Premises as is reasonably possible and forthwith making good any damage so caused

Alienation
5.8.1 The Tenant will not assign transfer underlet or part with or share the possession or occupation of the whole or any part of the Premises in any way whatsoever except only that the Tenant may with the written consent of the Landlord (which consent shall not unreasonably be withheld or delayed and shall if granted be by deed of licence containing the covenants referred to in paragraph 5.8.2 of this sub-clause and such other provisions as the Landlord may reasonably require):

(i) assign the  Premises as a whole or

(ii) underlet the Premises as a whole (or a complete floor of the Premises) at the open market rack rent reasonably obtainable therefor or the rent payable under this Lease (pro rata in the case of an underletting of a complete floor of the Premises) whichever shall be the higher and without taking any fine or premium and being subject to rent reviews not less frequently than as provided for in this Lease and in any event at the same times as herein provided and provided that any subletting shall be outside the security of tenure provisions of the Section 24-28 Landlord & Tenant Act 1954 and be protected by a Court Order to that effect and PROVIDED THAT:-

the Landlord may withhold its consent to an application by the Tenant for licence to assign in accordance with this lease if the conditions and criteria set out in this proviso (which conditions are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) are not met that:

(1) at the time of the assignment there are no arrears of rent or other monies due to the Landlord under the terms of the Lease; and

(2) the Tenant making the application for Consent to Assign shall enter into an Authorised Guarantee Agreement in favour of the Landlord in such form as the Landlord shall reasonably require; and

(3) in the reasonable opinion of the Landlord the proposed assignee is of sufficient financial standing to enable it to comply with the Tenant's covenants in the Lease

5.8.2 Notwithstanding the preceding sub-clauses the Tenant may share occupation of the Demised Premises with another company or companies which are members of the same group (as such expression is defined by Section 42 of the Landlord and Tenant Act 1954) as the Tenant or which have common shareholders with the Tenant Provided Always that such sharing of occupation is in a manner which does not transfer or create any tenancy or other legal estate or interest whatsoever enforceable against the Landlord

5.8.3 The Tenant will not assign transfer or underlet part with or share the possession or occupation of the Premises otherwise than in accordance with the foregoing paragraphs of this sub-clause and after first obtaining the consent of the Landlord in accordance with clause 5.8.1 by deed of licence as aforesaid prepared by the Landlord's solicitors in such manner that:

(i) in the case of an assignment the intended assignee will (jointly and severally if there be more than one intended assignee) covenant directly with the Landlord to pay the Rents hereby reserved and to perform and observe the covenants and conditions on the part of the Tenant herein contained (including this present covenant) in the same manner as if such covenants and conditions were therein repeated in extenso and

(ii) in the case of an underlease the intended underlessee will (jointly and severally if there be more than one intended underlessee) covenant directly with the Landlord to observe and perform the covenants and conditions by the Tenant herein contained in so far as they relate to the premises underlet (except the covenants to pay the Rents reserved and to yield up the Premises at the expiration of the Term but in all other respects so far as they are capable of being observed and performed by an underlessee) including similar covenants not to further underlet or part with or share the possession or occupation of the Premises and not to assign the whole of the same without such consent as aforesaid

5.8.4 In any  application to the Landlord for written  consent under  sub-clause
5.8.1 (i) and (ii) the Tenant shall supply such details of the proposed assignee or under-lessee as the Landlord shall reasonably require (including where available a copy of its latest audited accounts or other information reasonably satisfactory to the Landlord) and shall if so required in the case of a proposed assignment to a private company offer the guarantee of persons or parties whose names and addresses shall also be supplied with corresponding information as to the financial position of such persons or parties and the Tenant shall also in connection with any such application as aforesaid procure that the proposed assignee or underlessee (as the case may be) provide two references including a Banker's reference in respect of the proposed assignee or such alternative security as shall be reasonably acceptable to the Landlord

5.8.5 Within one calendar month next after the making thereof without any demand from the Landlord the Tenant will produce for registration by the Landlord's solicitors a certified true copy of all assignments mortgages charges transfers underleases tenancy agreements probates of wills letters of administration assents and other dispositions which during the Term shall be made in respect of the Premises or any part thereof or any estate or interest therein howsoever remote or inferior and will leave the same with the Landlord for that purpose and will pay the Landlord's solicitors reasonable and proper fees for the registration of every such document

5.8.6 The Tenant will from time to time on written demand during the Term furnish the Landlord with such particulars of all derivative interests of or in the Premises or any part thereof howsoever remote or inferior including particulars of the rent or rents payable in respect of such derivative interests and such further particulars as the Landlord may reasonably require in respect thereof

5.8.7 The Tenant will not without the previous consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed) grant any consent or approval, under or any variation or release or amendment to any underlease nor exercise any power to extend the same

5.8.8 The Tenant will enforce the performance and observance by every such underlessee of the Premises all covenants to be imposed in accordance with the provisions hereof and shall not at any time either expressly or by implication waive any breach thereof by any such underlessee or assignee of such underlessee or a guarantor for the same

Nuisance etc. and Residential Restrictions
5.9.1 Not to do (or permit or suffer to remain upon the Premises) anything which may be or become or cause a nuisance injury or damage to the Landlord or its tenants or the occupiers of adjacent or neighbouring premises or to the neighbourhood or any public local or other authorities

5.9.2 Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

5.9.3 Not to allow any person to sleep on any part of the Premises or to use the Premises or any part thereof for residential purposes or keep any animal fish reptile or bird thereon

5.9.4 If the Landlord shall abate any nuisance which the Tenant is under duty to abate the Tenant shall pay all costs charges and expenses reasonably and properly incurred in abating such nuisance and executing all such works as may be necessary for abating such nuisance whether or not required in obedience to a notice served by any local or other authority or by any other person entitled to require the nuisance to be abated

Landlord's Costs
5.10 To pay to the Landlord all costs fees charges disbursements and expenses (including without prejudice to the generality of the foregoing those payable to Counsel Solicitors Architects Surveyors Engineers Consultants and Bailiffs) properly and reasonably incurred by the Landlord in relation to :

(a) every application made by the Tenant for a consent or licence required or made necessary by the provisions of this Lease whether the same be granted or refused (unless the consent or licence is unreasonably refused or withheld) or proffered subject to any lawful qualification or condition or whether the application be withdrawn

(b) any proceedings or contemplated proceedings relating to the Premises (including the preparation and service of a notice) under Section 146 or 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

(c) the recovery or attempted recovery of arrears of Rent or other sums properly due from the Tenant, and (d) any steps taken in preparation and service of a Schedule of Dilapidations during or within three months after the expiration of the Term

Planning Acts
5.11.1 To comply with the provisions and requirements of the Planning Acts, whether as to the Permitted User or otherwise, and to indemnify and keep indemnified the Landlord against all liability whatsoever including costs and expenses reasonably and properly incurred by the Landlord in respect of any contravention by the Tenant

5.11.2 At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user of the Premises by the Tenant which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord such consent not to be unreasonably withheld or delayed in any case where the application for any implementation of such planning permission will not create or give rise to any tax or other fiscal liability for the Landlord or where the Tenant provides an indemnity against such liability to the satisfaction of the Landlord or will not materially adversely affect in any way the remainder of the Estate or the Landlord's reversionary interest in the Premises

5.11.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

5.11.4 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use thereof until:-

(a) all necessary notices under the Planning Acts have been served and copies produced to the Landlord

(b) all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

(c) the Landlord has acknowledged that every necessary planning permission is acceptable to it (such acknowledgement not to be unreasonably withheld or delayed)

the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it, or anything omitted from it, or the period referred to in it, would be materially prejudicial to the Landlord's reversionary interest in the Premises whether during or following the expiration of the Term

5.11.5 Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:- (a) any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development and begun by the Tenant before the expiration of the Term and (b) any Development begun by the Tenant upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts or otherwise

5.11.6 In any case where a planning permission is granted subject to conditions and if the Landlord reasonably so requires to provide security for the compliance with such conditions and not to implement the planning permission until the security has been provided

Plans Documents and Information and Forwarding Notices
5.12.1 If called upon so to do to produce to the Landlord or the Surveyor all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with

5.12.2 If lawfully called upon so to do to furnish to the Landlord the Surveyor or any person acting as the Independent Expert under the 3rd Schedule such information as may reasonably and lawfully be requested in writing in relation to any pending or intended step under the 1954 Act or the implementation of the provisions of the 3rd Schedule

5.12.3 Within fourteen days of the receipt of notice of the same to give full particulars to the Landlord of any permission direction notice or order or proposal for the same relevant to the Premises or to the use or condition thereof (including (without limitation) any proposal for alteration of the Valuation List under the General Rate Act 1967) made given or issued to the Tenant or the occupier of the Premises by a Government Department Local or Public Authority and if so required by the Landlord to produce such permission notice order or proposal to the Landlord and also without delay to take all reasonable or necessary steps to comply therewith and also at the request of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice valuation order or proposal as aforesaid as the Landlord shall reasonably deem expedient providing that to do so would not be substantially disadvantageous to the Tenant

Indemnities
5.13 To be responsible for and during the Term to keep the Landlord fully indemnified against all damages losses reasonable costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:-

(a) any act omission or negligence of the Tenant or any persons at the Premises with the Tenant's authority or

(b) any breach or non observance by the Tenant of the covenants conditions or other provisions of this Lease

(c) the carrying out of any works on the Premises or any part thereof or any change in the use made of the Premises or any part thereof

Re-letting Boards

5.14 To permit the Landlord at any time by prior agreed appointment (which shall not be unreasonably denied) during the last six months of the Term to enter upon the Premises and affix and retain upon any reasonable part of the Premises so as not to cause undue inconvenience to the Tenant a notice for re-letting the same and during such period to permit persons with written authority of the Landlord or its agent at reasonable times of the day by prior agreed appointment to view the Premises but only if accompanied by the Landlord's duly authorised representative

Rights of Light and Encroachments

5.15.1 Not to stop-up darken or obstruct any windows or light belonging to the Premises

5.15.2 Not to permit any new window light opening doorway path passage drain or other encroachment or easement to be made or acquired to the detriment of the Premises and if the same or any of them shall be made or acquired or attempted to be made or acquired to give notice to the Landlord as soon as possible after the Tenant becomes aware of the same and at the request and cost of the Landlord to adopt such means as it may reasonably require or deem proper for preventing any such encroachment or the acquisition of any such easement

Yield Up

5.16 At the expiration of the Term to yield up the Premises in repair and in accordance with the terms of this Lease and the outline specification attached hereto (SAVE THAT the carpeting shall be in good and serviceable condition only) to give up all keys of the Premises to the Landlord and to remove all lettering and signs erected by the Tenant in upon or near the Premises and forthwith to make good any damage caused by such removal

Interest on Arrears

5.17.1 If the Tenant shall fail to pay all or any part of the Rents or any other sum due under this Lease within fourteen days of the same becoming due (whether formally demanded or not) the Tenant shall pay the Landlord Interest on the Rents or other sum in accordance with clause 2.4 hereof and such Interest shall be deemed to be Rent due to the Landlord

5.17.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the Rents or any other sum due under this Lease after the date upon which it falls due or in any way prejudice affect or derogate from the rights of the Landlord in relation to the said non-payment including (but without prejudice to the generality of the foregoing) under the proviso for re-entry contained in this Lease

Notices

5.18.1 Where there has been an underletting of the Premises to give written notice of the details of the result of every rent review to the Landlord within fourteen days of the determination thereof

5.18.2 To ensure that at all times the Landlord or their agents and the local police force have written notice of the name, home address and home telephone number of a keyholder of the Premises

Sale of Reversion etc.

5.19 To permit upon reasonable notice at any time during the Term prospective purchasers of or dealers in or agents instructed in connection with the sale of the Landlord's reversion or of any interest superior to the Term to view the Premises by prior agreed appointment (which shall not be unreasonably denied) without interruption providing the same are authorised in writing by the Landlord or its agents and cause as little inconvenience as reasonably possible to the Tenant's trade or business

Defective Premises

5.20 As soon as possible after becoming aware of the same to give notice to the Landlord of any defect in the Premises which might give rise to an obligation upon the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and to keep the Landlord fully indemnified from and against all loss or liability claims or demands arising from any failure to give such notice and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises

Landlord's rights

5.21 To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted or reserved to it by virtue of the provisions of this Lease

Operational Covenants

5.22 To observe and perform the Operational Covenants

Freehold Title etc.

5.23 To observe and perform all the obligations (other than those arising under any registered charge or similar encumbrance) referred to in the Charges Register forming part of the Registered Titles described in the 5th Schedule hereto insofar as the same relate to or affect the Premises and to keep the Landlord and the Management Company fully indemnified against all losses costs claims demands or liabilities arising out of any future breach or non-performance thereof by the Tenant its servants agents or visitors

5.24 To observe and perform all the obligations on the part of the Landlord arising under all the other deeds and documents mentioned in the 5th Schedule hereto (including conditions attached to any planning consent except those which are the responsibility of the Landlord as Developer) insofar as the same relate to or affect the Premises and to keep the Landlord indemnified as aforesaid

6.  THE LANDLORD'S COVENANTS with the Tenant

6.1 To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any lawful interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord

6.2 To perform the covenants on the part of the Management Company in the event of the Management Company failing to do so or in the event that the Management Company fails to exist for whatever reason

6.3 At the request of the Tenant and at the expense of the Tenant to enforce the covenants entered into by the Tenant of the Adjoining Premises in respect of the partition wall the roof the foundations and the gutters as they affect the partition wall and the Premises

7.  INSURANCE

7.1 The Landlord and the Tenant HEREBY MUTUALLY COVENANT with each other and agree as follows :-

(1) that the Landlord will at all times during the Term (save to the extent that such insurance shall be vitiated or the insurance monies shall be irrecoverable in whole or in part by reason of any act neglect default or omission of the Tenant or its servants agents or licensees) insure and keep insured with such insurance office or underwriters of good repute as the Landlord shall from time to time reasonably select

(a) the Premises against loss or damage by fire storm tempest earthquake lightning explosion riot civil commotion malicious damage subsidence heave landslip and impact by vehicles and by aircraft and articles dropped therefrom flood damage bursting and overflowing of water pipes and tanks and such other risks (whether or not in the nature of the foregoing) as either the Landlord or the Tenant may from time to time reasonably require to insure against for such sums as the Landlord shall from time to time reasonably consider sufficient to cover the full reinstatement cost of the Premises including the cost of demolition and site clearance (subject to normal excesses) together with professional fees (including architects' and surveyors' fees) and three years' loss of rent and Value Added Tax on those amounts to the extent applicable and to the extent that the Landlord may not be able to recover that Value Added Tax from H.M. Customs and Excise

(b) any plant in the Premises comprising boilers connected piping and radiators hot water storage vessels and motors and pumps associated with boiler plant and any other plant which the Landlord may reasonably require to be included against the risks of breakdown accidental damage explosion or collapse as may be appropriate to the class of plant and such other risks as the Landlord or the Tenant may from time to time reasonably decide to insure against and for such sum as the Landlord shall from time to time reasonably consider sufficient (subject to normal excesses) such insurance to provide for periodical inspection to be arranged by the insurers

(c) the Landlord against any public liability or third party risks relating to the Premises as the Landlord shall from time to time reasonably require

(2) PROVIDED ALWAYS that the sum insured under either paragraph (a) or paragraph (b) of this sub-clause shall not be less than any amount notified by the Tenant to the Landlord under sub-clause 7.2 of this clause

7.2. That the Tenant may from time to time by notice in writing sent by registered post or recorded delivery to the Landlord at the Landlord's registered office require the Landlord to increase the amount for which the Premises or the plant referred to in sub-clause 7.1(1)(b) of this clause (if any) are insured and that the Landlord will within ten days after the date upon which such notice is actually received in the Landlord's registered office effect such increase accordingly

7.3 The Tenant shall pay the Insurance Rent on the date hereof for the period from and including the Rent Commencement Date to the day before the next policy renewal date and thereafter the Tenant shall pay the Insurance Rent within 7 days of written demand (which may be made not more than seven days in advance of the next following policy renewal date)

7.4 That in the case of destruction or damage of the Premises from any Insured Risk or the failure of any plant referred to in sub-clause 7.1(1)(b) of this clause (from whatsoever cause) the Landlord and the Tenant shall apply all monies received by virtue of any insurance (except monies received for fees and loss of rent) as far as the same shall extend in so reinstating restoring and rebuilding the Premises and/or the plant (as the case may be) and in case the same shall be insufficient for that purpose as a direct result of the Landlord's own act neglect or default the Landlord shall make up that deficiency out of its own resources and if such deficiency is a direct result of the Tenant's own act neglect or default then the Tenant shall make up that deficiency out of its own resources

7.5 Without prejudice to the generality of the foregoing it is agreed that the Tenant will make up out of its own monies any reduction or shortfall in the insurance monies as a direct result of the faulty repair or maintenance of the Premises or the plant (as the case may be) by the Tenant or any breach of the Tenant's covenants herein contained

7.6 The Tenant will at its own expense comply with all such requirements as may from time to time reasonably be made by the insurers as a condition of the continuation or renewal of any relevant insurance relating to the Premises

7.7 In the event of the Premises or any part thereof at any time during the Term being damaged or destroyed by whatever cause so as to be unfit for occupation and use either in whole or part or incapable of reasonable access then the Rents hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall (unless payment of the policy monies shall be withheld in whole or in part by reason of any act default or neglect of the Tenant or its servants agents or licensees) be suspended until the Premises shall again be rendered fit for occupation and use or until the expiration of the period of the Landlord's insurance against loss of rent (whichever shall be the earlier) and in case of any difference between the Landlord and the Tenant as to the amount or period of such suspension as aforesaid the same shall be referred to the sole arbitration of an arbitrator to be nominated upon the application of either the Landlord or the Tenant by the President or failing him the most senior officer available of the Royal Institution of Chartered Surveyors

7.8 In the event of the Premises or any part thereof at any time during the Term being damaged or destroyed by whatever cause so as to be unfit for occupation or use then the Tenant may upon one month's prior written notice determine this lease

7.9 (a) That if any competent authority shall lawfully refuse permission for or otherwise lawfully prevent any rebuilding or reinstatement of the Premises or the same shall be otherwise frustrated or prove impossible or impracticable all relevant insurance monies (so far as unapplied as aforesaid) shall (subject and without prejudice to the rights of any other interested parties) be held upon trust for the Landlord absolutely

(b) If the Premises shall not have been reinstated so that they are fit for occupation and use within 33 months of the date of damage or destruction then either party may within 3 months thereafter by serving 3 months notice determine this Lease

7.10 If at any time and so long as the Landlord is itself an insurance company or a company in the same group of companies as an insurance company the Landlord shall (but without prejudice to the generality of its powers under the foregoing provisions of this clause) be entitled subject to such insurance company being of good repute to effect or keep on foot in its own office or in the office of any other company in such group any policy of insurance which the Landlord is under the provisions of this Lease required or authorised to effect or keep on foot and the premiums charged by the Landlord or such other company for effecting or keeping on foot such insurance shall for the purpose of any covenant by the Tenant to pay or contribute towards the cost of insurance be deemed to have been paid by the Landlord on the first day of the period of insurance to which the relevant premium relates

7.11 The Landlord shall be deemed to have fulfilled its responsibility under this Lease as to insurance notwithstanding that the insurance for the time being in force is subject to exclusions excesses and conditions which are usually required by the insurers and which cannot be omitted on reasonable terms and (without prejudice to the generality of the foregoing) the Landlord shall not be responsible for effecting any insurance under the provisions hereinbefore contained against a peril which is for the time being uninsurable or which can only be insured at a premium which in the reasonable view of the Landlord is excessive and which the Tenant agrees is excessive (such agreement not to be unreasonably withheld)

7.12     The Tenant covenants with the Landlord:-

(a) to comply with all the reasonable requirements and recommendations of the insurers

(b) not to do or omit anything that could cause any policy of insurance on the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything whereby additional insurance premiums may become payable

(c) not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Premises

(d) to give notice to the Landlord forthwith upon the happening of any event which might materially affect any insurance policy relating to the Premises

(e) to pay to the Landlord within 7 days of written demand the reasonable and proper cost of any independent valuation of the Premises required by the Insurers for Insurance purposes (but not more than once in any three years unless there are reasonable grounds for so doing)

(f) if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises which is not effected or maintained in pursuance of any obligation herein contained to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received

7.13 The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to Clause 7.1 to:

(a) produce to the Tenant on demand a copy of the policy and the last premium renewal receipt

(b) procure that the interest of the Tenant and any mortgagee is noted or endorsed on the policy

(c) produce to the Tenant on demand written confirmation from the insurers that they have agreed to waive all rights of subrogation against the Tenant

8. THE MANAGEMENT COMPANY covenants with the Tenant:-

8.1 To observe and perform the Restrictive Covenants (defined in the Registered Transfers insofar as they relate to the Transferred Property)

8.2 To observe and perform the Management Covenants (as defined in the Registered Transfers) such observance and performance to be carried out at all times in a manner which it reasonably considers to be in the interest of good estate management and in the interest of the Estate as a whole

9.       PROVISOS

Re-entry

9.1 If at any time during the Term:

(a) the Rents (or any of them or any part thereof) shall be in arrear and unpaid for 21 days after becoming payable (whether formally demanded or not), or

(b)  there   shall  be  any   material   breach   non-performance   or
non-observance by the Tenant of any of the covenants and conditions on the part of the Tenant contained in this Lease, or

(c) the Tenant being an individual (or being more than one individual any one or more of them) becomes bankrupt or (being a company) enters into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or has a receiver appointed of its undertaking or (in either case) enters into an arrangement or composition for the benefit of its creditors the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises of any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any antecedent breach (including the breach in relation to which re-entry is made) of any of the covenants and conditions contained in this Lease

Floor Area
9.2 For all purposes in relation to this Lease the Net or Gross Internal Area of the Premises are to be measured in accordance with the R.I.C.S. Code of Measuring Practice Second Edition January 1987 (which includes space occupied by heating apparatus) or any subsequent amendment or substitution thereof

Effect of Waiver
9.3.1. Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other
adjoining  or   neighbouring   premises   belonging   to  the  Landlord

9.3.2. Notwithstanding the acceptance of or demand for rent by the Landlord or any agent of the Landlord with knowledge of a breach of any of the covenants on the part of the Tenant herein contained the Landlord's right to forfeit this Lease on the ground of such breach shall remain in force and the Tenant shall not in any proceedings for forfeiture be entitled to rely upon any such acceptance or demand as aforesaid as a defence

Rights Easements etc.
9.4 The operation of Section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out or referred to in this Lease and the Tenant shall not during the Term (whether by virtue of this Lease or otherwise) acquire or become entitled by any means whatsoever to, any other easement from or over or affecting the remainder of the Estate or any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease

Representations
9.5 The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or has been made by the Landlord's Solicitors to the Tenant's Solicitors in writing

Licences etc.  Under Hand
9.6 Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required or permitted to be given by the Landlord shall be deemed sufficient if given under the hand of a Director the Secretary or other duly authorised officer of the Landlord

Tenant's Property
9.7 If after the Tenant has vacated the Premises on the expiry or sooner determination of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within seven days after being requested in writing by the Landlord so to do or if after using its best endeavours the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord:

(a) the Landlord may as the agent of the Tenant sell such property provided that the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

(b) if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain the said proceeds of sale absolutely unless the Tenant shall claim the same within six months of the date upon which the Tenant vacated the Premises, and

(c) the Tenant shall indemnify the Landlord against any damage occasioned to the premises or any adjacent or neighbouring premises of the Landlord and any proper actions claims proceedings costs expenses and demands made against the Landlord which are directly caused by or related to the presence of the property in or on the Premises

Service of Notices
9.8 The provisions of section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended as follows :

the final words of Section 196 (4)".........  and that service.... be delivered"
shall be deleted and there shall be substituted;  "...... and that service shall be deemed to be made on the third Working Day after the registered letter has been posted, "Working Day" meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank holiday"

9.9 This Lease shall be SUPPLEMENTAL to the Registered Transfers and in particular the definitions of all words and phrases therein contained shall wherever the context so permits in relation to the Schedules hereto also apply to this Lease as if the same had been repeated herein in extenso

Option to Break
9.10 If the Tenant shall desire to determine the term hereby granted at the expiration of ten years hereof namely the 7th day of September 1998 and shall give effect to the Landlord not less than six months previous notice in writing of such desire then immediately on the expiration of ten years namely the 7th day of September 2008 the present demise and everything herein contained shall cease and be void but without prejudice to the rights and remedies of any antecedent claim for breach of covenant PROVIDED ALWAYS THAT the Tenant shall pay an additional three months rent to the Landlord on the expiration date namely the 7th day of September 2008

10. The Guarantor covenants with the Landlord in the terms of the provisions of the Sixth Schedule of this Lease

IN WITNESS whereof the parties have duly executed this Instrument as a Deed the day and year first before written


                                 FIRST SCHEDULE
                                  The Premises

"The Premises" means ALL THAT land (including 14 car parking spaces) and the building erected thereon having a gross internal area of 328.48 square metres or thereabouts comprising Unit Number 35(8A) within Group "C" on the Estate the extent of which is for identification purposes only shown edged red on the Plan No. 2 hereto annexed TOGETHER with the benefit of any rights but SUBJECT to all exceptions and reservations covenants conditions agreements and declarations contained or mentioned in the Landlord's said Registered Title BK260648 insofar as they relate to or affect the Premises and including:-

(a) all additions and improvements to the Premises

(b) all the Landlord's fixtures and fittings and fixtures of every kind now in or upon or which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the same or otherwise) except any such fixtures installed by the Tenant which can be removed from the Premises without defacing the same and

(c) any Pipes that exclusively serve the Premises but excluding the pipes and any conduits

(d) the roof only to the extent that it covers the Premises

(e) the foundations only to the extent of the premises

(f) the gutters only to the extent that they hang from the Premises

(g) the fall of the wall partitioning the Premises from the Adjoining Premises

                                 SECOND SCHEDULE
                             Part 1 - Rights Granted

The rights as incident or appurtenant to the occupation of the Premises hereby granted by the Landlord in the following terms:-

(a) The benefit of the Subjective Easements reserved out of the Registered Transfers so far as the same can relate to or are capable of benefiting the Premises

(b) The benefit of all rights and easements reserved out of any previous or future lease of or transfer of the title to any of the units so far as the same can relate to or are capable of benefiting the Premises

(c) The supply of Services through the Conducting Media now or within the Perpetuity Period laid or to be laid in under or over any part of the remainder of the Estate now belonging to the Landlord (hereinafter referred to as "the Rest of the Development") and intended to serve the Premises and/or any other land

(d) The right to enter upon the Estate (but not any buildings erected thereon) without thereby causing any material interference or disturbance with the use and enjoyment of the same in order to deal with the Premises and any Conducting Media in on or over the same

(e) All rights of support now subsisting from the Rest of the Development (to the extent that such support now exists) and all existing or intended rights to the overhang of eaves gutters downspouts and similar services and all (if any) intended rights to maintain foundations within or under the Rest of the Development

(f) A right of way at all times and for all purposes with or without vehicles over and along the roadways on the Estate and to give access to Duke's Ride PROVIDED that the person or persons exercising any of the rights of entry hereinbefore granted shall cause as little damage and interference as reasonably possible and make good all physical damage thereby occasioned as soon as practically possible

                                 SECOND SCHEDULE
                      Part 2 - Exceptions and Reservations

Exceptions and Reservations out of this demise as incident or appurtenant to the ownership and occupation of the remainder of the Estate and each and every part thereof in the following terms:-

(a) The Supply of Services through the Conducting Media now or within the Perpetuity Period laid or to be laid in or under or over the Premises and intended to serve the remainder of the Estate and/or other land whether jointly or exclusively

(b) the right to enter upon the Premises (but not any buildings erected thereon) without thereby causing any material interference or disturbance with the use and enjoyment of the same by the Tenant in order to Deal With any part of the Units and/or the Conducting Media and/or the remainder of the Estate PROVIDED that the person or persons exercising any rights of entry hereinbefore reserved shall cause as little damage and interference to the Premises as possible and make good all physical damage thereby occasioned to the Tenant's reasonable satisfaction as soon as practically possible

(c) All rights of support now subsisting from the Premises (to the extent that such support now exists) for the benefit of the remainder of the Estate and any buildings roads or other structures now or hereafter to be erected or constructed thereon within the Perpetuity Period and all existing or intended rights to the overhang of eaves gutters downspouts and similar services and all (if any) intended rights to maintain foundations within or under the Premises

(d) For the Landlord (as developer) or its successors in title the right to enter upon the Premises for the purpose of carrying out and completing the construction of any of the other units on the remainder of the Estate PROVIDED that the person or persons exercising any rights of entry hereinbefore reserved shall cause as little damage and interference to the Premises as possible and make good all physical damage thereby occasioned to the Tenant's reasonable satisfaction as soon as practically possible

                                 THIRD SCHEDULE
                                   Rent Review

1.1 The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified

1.2 "Review Period" means the period between the Review Date specified in paragraph 1.10 of the Particulars of this Lease and the expiry of the Term;

1.3 "the Assumptions" mean the following assumptions at the Review Date:

(a) that no work has been carried out on the Premises by or with the actual or tacit consent of the Tenant its sub-tenants or their predecessors in title during the Term which had diminished the rental value of the Premises and if the Premises have been destroyed or damaged that they have been fully restored,

(b) that the Premises are available to let by a willing Landlord to a willing tenant without a premium but with vacant possession and subject to the provisions of this Lease (other than the amount of the Rent but including the provisions for rent review at similar intervals as those in this Lease) for a term of ten years and subject also to the provisions of the 1954 Act, and

(c) that the covenants contained in this Lease on the part of the Tenant and the Landlord have been fully performed and observed;

(d) that the Premises are fitted out in accordance with an office specification attached hereto and fully completed with good quality carpets. For the avoidance of doubt the carpets are a Landlords fixture

1.4      "the Disregarded Matters" mean:

(a) any effect on rent of the fact that the Tenant, its sub-tenant or their respective predecessors in title have been in occupation of the Premises,

(b) any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant its sub-tenants, or their predecessors in title in their respective businesses,

(c) any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises (including without prejudice to the generality of the foregoing the fitting out works carried out by the Tenant to the ground floor of the Premises at the commencement of the Term) which has been carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title (other than pursuant to Clause 5.6.1 to 5.6.4 of this Lease) by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of any agreement to grant such term

(d) any rent free period at the commencement of the Lease

1.5 "the Revised Rent" means the open market rental value of the Premises current at the Review Date taking into account the Assumptions and disregarding the Disregarded Matters

1.6 "the President" means the respective  President for the time being of either
(a) the Royal Institution of Chartered Surveyors or (b) the Incorporated Society of Valuers and Auctioneers or the respective successors in title to each such body, the duly appointed deputy of such President, or any person authorised by such President to make appointments on his behalf

1.7 "the Independent Expert" means a person (being a Surveyor who customarily practices in regard to property which is substantially similar in type and nature to the Premises and who is acquainted with the market in the area in which the Premises are situate) appointed by agreement between the parties or in default of agreement within fourteen days of one party giving notice to the other of its nomination or nominations then nominated by the President on the application of either party or both of them jointly made not earlier than six months before the Review Date or at any time thereafter (Provided that if there shall be any dispute or difference as to which President has made the nomination then the first in time shall apply and if it is not clear as to which is the first in time then the Landlord's application shall prevail)

2.       The Rent shall be:

(a) until the Review Date the Initial Rent specified in paragraph 1.9 of the Particulars of this Lease, and

(b) during the Review Period, a rent equal to the Rent payable under this Lease immediately prior thereto or the Revised Rent whichever shall be the greater

3. The Revised Rent for the Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) determined not earlier than the Review Date by the Independent Expert

4.The Independent Expert shall be requested to:-

(a) act as an expert and not as an arbitrator

(b) take into account any written submission received by him (and also sent to the other party) within 20 days of his appointment and also that other party's written comments thereon received by him within 45 days of his appointment

(c) not have to hear oral submissions

(d) determine the Revised Rent in accordance with his own independent judgement

(e) make an award as to liability for the cost of such reference which shall be final and binding upon the parties

(f) be discharged if he shall die unduly delay or become unwilling unfit or incapable of acting and if for these or any other reason the President shall upon the application of either party by notice in writing elect in his absolute discretion to discharge him and appoint another Independent Expert in his place

5. When the Revised Rent shall have been ascertained in accordance with this Schedule, memoranda thereof shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in respect of this

6. If the Revised Rent payable on and from the Review Date has not been ascertained by the Review Date Rent shall continue to be payable at the rate previously payable (such payments being on account of the Rent for the Review Period) and within 14 days of the Revised Rent being ascertained (that is to say the date when the same has been agreed between the parties or the date of the Independent Expert's award) the Tenant shall pay to the Landlord any shortfall between (a) what would have been paid on the Review Date and on any subsequent Rent payment days had the Revised Rent been determined on the Review Date and
(b) the payments made by the Tenant on account (together with Interest on such shortfall at 3% below the Interest Rate for the period from the date upon which every such instalment was due up to the date of payment of the said shortfall)

7. If at the Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Rent in accordance with this Lease and/or to recover any increase in the Rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any Rent the payment of which has only been deferred by law) on giving not less than one months notice in writing to the Tenant at any time within 6 months (time being of the essence of the contract) of the restriction or modification being removed relaxed or modified to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Landlord's right was restricted or modified and the date specified in the said notice shall be deemed for the purposes hereof to be the Review Date and the Landlord shall be entitled to recover any resulting increase in Rent with effect from the earliest date then permitted by Law


                                 FOURTH SCHEDULE
                            The Operational Covenants

1.       Repair etc. and Decoration

1.1 To clean the windows and other glass in the exterior of the Premises both internally and externally throughout the Term when reasonably necessary

1.2 To maintain the carpets and other floor coverings in the Premises in a clean condition and to replace them as often as may be necessary including carpets of a suitable colour and quality for office use in the Premises

1.3 To keep the Premises sufficiently supplied and equipped with all fire fighting and extinguishing appliances from time to time required by law or by the Local or other competent Authority or reasonably required by the Landlord or the insurers and to maintain the same to their reasonable satisfaction and such appliances shall be open to inspection and also not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Premises in the case of fire

2.       User

2.1 Not to use the Premises except for the purpose of high quality offices and/or other premises comprised within Class B1(a) of the Town and Country Planning (Use Classes) Order 1987

2.2 Not to use the Premises for any other purpose without the Landlord's consent such consent not to be unreasonably withheld (but subject nevertheless to Clause
5.11.4 hereof)

2.3 The Tenant hereby acknowledges and admits that notwithstanding the provisions hereof as to the use of the Premises the Landlord does not thereby or in any way give or make any representation or warranty that any such use is a permitted use within the provisions of legislation relating to Town and Country Planning nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind

2.4 Not to use the car parking spaces forming part of the Premises for any purpose other than the parking during the Tenant's normal business hours of private and light industrial motor vehicles

3.       Aerial Signs and Advertisements

3.1 Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to erect any pole mast or wire (whether in connection with telegraphic telephonic radio or television communication or otherwise) upon any part of the outside of the Premises

3.2 Not without the consent of the Landlord to affix or to exhibit on the outside of the Premises or to or through any window of the Premises any placard sign notice fascia board or advertisement except the approved sign referred to in paragraph 3.3. of this Schedule

3.3 At all times to display and maintain a suitable sign showing the Tenant's trading name and business (and in the event of any approved sub letting of part of the Premises a similar sign relating to that sub lessee) of a size design and materials and in a position (within the recessed panel in the brickwork of the Premises) previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

3.4 In respect of any matter so approved by the Landlord pursuant to this clause the Tenant will comply with any reasonable direction given by the Landlord's Insurers as to the insurance of anything so annexed or affixed to the exterior of the Premises and will reimburse to the Landlord within 7 days of written demand being made any additional insurance premium payable by the Landlord therefor and pending any such insurance will keep the Landlord fully indemnified against all claims or liabilities in any way relating to such annexation or affixation and the Tenant will not stand or place or deposit any goods articles or things for display sale or otherwise outside any part of the Premises

4. Keep Tidy

4.1 Not to cause any land roads passage or pavement abutting on the Premises to become obstructed untidy or in a dirty condition and not to carry out any works or other operations outside the building upon the Premises

4.2 Not to bring or keep or suffer to be brought or kept stored (except in an authorised bin store which the Tenant is hereby granted the right to use) stacked or laid out upon any land within the Premises or the curtilage thereto any materials equipment plant bins crates cartons boxes or receptacles for waste or any other item which is or might become untidy unclean unsightly or in any way detrimental to the amenity of the area generally

4.3 Not to deposit or permit to be deposited any waste rubbish or refuse on any part of the land within the Premises or the curtilage thereto and to place or deposit all waste rubbish or refuse only in suitable receptacles and within the area set aside for the purpose and to arrange for the removal of all waste materials and rubbish which the local authority shall not dispose of

5.       Roof and Floor Weighting

5.1 Not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to:

(a) suspend any weight from the portal frames stanchions or purlins of the Premises or use the same for the storage of goods or place any weight on them unless the same are suitably strengthened, or

(b) have on the Premises any safes machinery goods or other articles which shall be unduly noisy or which may strain or damage the Premises or cause dangerous vibrations

5.2 On any application by the Tenant for the Landlord's  consent under paragraph
5.1 the Tenant shall make available to the Landlord a report by the Tenant's expert in relation to the floor loading proposed by the Tenant

6.       Unloading and Parking and Obstruction of Access

6.1 Not to unload any goods or materials from vehicles and convey the same into the Premises except through the approved entrance or entrances provided for the purpose and not to cause congestion of the adjoining areas or inconvenience to any other user of them

6.2 No road forecourt passageway or other area leading to or giving access to the Premises shall be damaged or obstructed or used in such manner as to cause in the reasonable opinion of the Landlord any nuisance damage or annoyance and to comply with any reasonable directions and regulations of the Management Company made from time to time with regard to the use thereof

7.       Electricity Supply

Not to cause allow or suffer the electricity supply to the Premises to become overloaded

8.       Discharge into Pipes

Not to discharge into any of the Pipes serving the Premises or any other property any oil grease or other deleterious matter or any substance which is a source of danger to the drainage system of the Premises or such other property or part thereof and not to cause or permit any excessive discharge which shall create or contribute to an overload of the system

9.       Prohibited Uses

9.1 Not to use the Premises for any business connected with the Motor Trade or for any public meeting exhibition or entertainment or as a hotel club or amusement arcade or permit any musical instrument radio television or other sound emitting equipment to be operated so as to be audible from outside the Premises

9.2 Not to engage in any works or other operations or permit or store on the Property any goods or other articles which may by reason of smell infection or radioactivity affect any other goods or articles (of whatever kind and however sensitive) elsewhere upon the Estate or generate an excessive degree of noise and/or dust which may constitute a breach of the planning consent

                                 FIFTH SCHEDULE

(a) Title numbered BK260648 in H M Land Registry

(b) Title numbered BK291692 in H M Land Registry (relating to the Common Parts)

(c) The Registered Transfers

(d) The Outline Planning Consent Number 622867 issued by Bracknell Forest Borough Council on 7th October 1997.

                                 SIXTH SCHEDULE
                              Guarantee provisions

1. That the Tenant will at all times during the Term pay the Rents and all other sums covenanted to be paid by the Tenant at the respective times and in the manner appointed for payment thereof and also will duly perform and observe and keep the several covenants stipulations and conditions on the part of the Tenant to be performed and observed and kept and that the Guarantor will pay and make good to the Landlord all losses costs and expenses sustained by the Landlord through the default of the Tenant in respect of any of the before-mentioned matters PROVIDED ALWAYS that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rents and other sums as and when the same shall become due or any delay on the part of the Landlord to take any steps to enforce performance or observance of the said several covenants stipulations and conditions shall not release or in any way lessen or affect the liability of the Guarantor under the guarantee on the part of the Guarantor hereinbefore contained

2. That if the Tenant being an individual shall become bankrupt or if the Tenant for the time being is a company and shall enter into liquidation and the Tenant's trustee in bankruptcy or the Liquidator of the Tenant shall disclaim this Lease and if the Landlord shall within three months after such disclaimer by notice require the Guarantor or the Guarantor's personal representatives or assigns to accept a lease of the Premises for a term commensurate with the residue which if there had been no disclaimer would have remained of the Term at the same Rents and under the like covenants conditions provisions agreements and declarations as are reserved by and contained in this Lease (the said new lease and the rights and liabilities thereunder to take effect from the date of the said disclaimer) then and in such case the Guarantor or the Guarantor's personal representatives or assigns shall accept such lease accordingly and execute a counterpart thereof and pay the Landlord's solicitors' costs and disbursements of and incidental thereto

3. This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment of the benefit thereof

4. This guarantee is also to take effect immediately on the assignment of the Lease to the Tenant under clause 5.8 hereof and is to remain in force so long as and to the extent that the Tenant is not released by law from liability for the Tenant's covenants in the Lease

5. In the context of these guarantee provisions reference to the Tenant are to the assignee only (in its capacity as Tenant) with respect to whom his guarantee is given

THE COMMON SEAL of
T A FISHER & SONS LIMITED was hereunto affixed in the presence of:-

Director /s/J. Fisher


Secretary /s/M. Stewart


THE COMMON SEAL of
WELLINGTON PARK
MANAGEMENT LIMITED
was hereunto affixed in the presence
of:-

Director /s/J. Fisher

Secretary /s/M. Stewart


EXECUTED AS A DEED by
SAVILLE SYSTEMS (UK)
LIMITED by


Director /s/Christopher A. Hanson

Secretary /s/Lisa Miller


EXECUTED AS A DEED by
SAVILLE SYSTEMS PLC by


Director /s/John J. Boyle, III

Secretary /s/Lisa Miller

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                          OUTLINE OFFICE SPECIFICATION



                     UNITS 35 - 38 WELLINGTON BUSINESS PARK
                                   DUKES RIDE
                                   CROWTHORNE
                                   BERKSHIRE.

                 Approximate Schedule of Accommodation m2 (ft2)


Unit     Nett
         Int.

35       289 (3106)

36       289 (3106)

37       317 (3407)

38*      317 (3407)


The Buildings: Generally comprise the construction of a two storey office unit with traditional brick elevations; in-situ concrete ground floor slab; pre-cast concrete first floor and stairs; structural steel frame; pitched roof covered with BSC Colourcoat HP 200 (or equal) plastic coated steel sheeting; double glazed windows and doors; raised particle access floors; air conditioning; mechanical, electrical and sanitary installations; floor, wall and ceiling finishes.


*Unit 38 shell construction @ Ground Floor.

1.       Foundations

Concrete bases, strips, ground beams and the like including all necessary reinforcement will be formed in excavations, designed and inspected by the appointed Engineer, to the approval of the Local Authority Building Inspector.

2.       Ground Floor Slab

Reinforced concrete ground-bearing slab. Floor finish to office areas to comprise proprietary raised access floor system. Floor finish elsewhere to comprise min. 75 mm sand/cement screed.

3.       Structural Frame

Structural Steel framing with columns, beams and rafters together with design wind bracing and all secondary steel to the Engineer's design. All exposed steel to conform to Building Regulations with regard to fire protection. All steelwork to be shotblast clean to BS 4232 with one coat of red oxide primer and exposed steelwork subsequently decorated on completion.

4.       Suspended Floor & Staircase

First floor construction to comprise Pre-Cast Concrete slabs or block and beam construction. Microfloor or similar raised access floor system; 38 x 600 x 600mm medium office grade panels.

5.       Roof Structure/Coverings

Profiled sheet metal roofing system comprising 0.7mm Colorcoat HP200 steel outer sheet, or similar, self-finished steel lining sheet, 80mm Mineral Fibre Insulation to meet Building Regulation requirements.

6.       External Walls

Generally comprising 105mm facing brick; 80mm part insulated cavity; 140mm medium density concrete blockwork (fair-faced internally to Unit 38 ground floor). Stainless steel cavity wall ties.

GRP white numbered canopy fixed to front elevation above main entrance door.

Soldier course brick strings to include special bricks at window heads and/or cills.

Mortar generally to be 1:1:6 with colouring agent to face brickwork; 1:3 cement mortar below d.p.c. level.

7.       Windows and External/Internal Doors

Polyester-powder colour coated aluminium doors and window frames (excluding fire exit doors to rear elevation) with sealed double glazed window units and toughened glass to doors, letter plate to mid-rail.

MDF painted window cills internally with profile metal cills externally.

Fire exit doors to rear elevation to be external quality ply-faced in softwood frame with weather-board and water-bar fitted with "escape ironmongery".

Internal doors generally 40mm Koto veneered flush doors pre-finished with wrought softwood linings. Appropriate ironmongery to Fire Officer approval.

8.       Internal Walls/Partitions

215mm party walls comprising 2 leaves of 100mm dense concrete blockwork.

Partitions/walls to be 100mm medium density blockwork, generally plastered and finished with emulsion paint. Unit 38 ground floor window reveals to be rendered to stainless steel stop-bead on inside edge.

Glazed ceramic wall tiles 150 x 150mm to W.C. cistern casings and splashbacks to kitchen worktop.

9.       Floor and Ceiling Finishes

Carpet tile finish (or P.C. allowance) to ground and first floor office areas and stairway/entrance lobby areas. Polyflor or similar vinyl sheet to ground and first floor W.C. and kitchen areas.

Ceilings to all office areas, stairways etc. to comprise mineral fibre suspended ceiling tiles in lay-in grid to achieve class 1 spread of flame.

10.      Kitchen Area

First floor kitchen area with single stainless steel sink unit with combined floor unit. Full length worktop with power socket provision for appliances.

11.      Air Conditioning

Comfort cooling and heating via heat pump design comprising 3 No. ducted type units per floor positioned within the ceiling void. Insulated flexible ductwork connected to each unit to serve 4-way blow diffusers evenly spaced within ceiling grid.

External condensing units fitted to rear elevation external wall.

12.      Mechanical and Electrical Installations

Main switch gear: 3-phase and neutral switch fuse with 8-way TPN distribution board with MCB's.

Office areas to be fitted with 1200 x 600mm recessed fluorescent fittings with Category 2 louvers. Ancillary areas including ground floor disabled W.C./lobby to be surface type fittings.

Emergency lighting to be of the self-contained type either separate or integral to the luminaire.

Fire Alarm system provided complete with manual point, bell sounders and smoke detectors.

Power installation, telephone and computer outlets and wiring by occupier.

Heating to ancillary areas and hot water provided by room-sealed gas-fired combination boiler with fan-assisted flue. W.C. areas equipped with all necessary sanitary fittings Caradon Twyford Avalone or Celtic W.C. pans.

Ventilation: mechanical extract systems to W.C. areas controlled by light switch with over-run timer.

13.      Rainwater Disposal

Pressed steel fascias and gutters, square or circular pvc down-pipes and fittings.

14.      Service Supplies

The developer will provide incoming gas, electricity, water and BT supplies to the buildings.

Electricity supply will be 3 Phase and neutral supply.

Gas supply to semi-concealed meter box terminating with consumer control valve.

Water supply 20mm connection of metered water main.

BT supply provided with ducted entry point.

15.      External Works Generally

Drainage - Surface water and foul water drainage installed in accordance with Architects design and to Local Authority requirements.

Estate Roadway and Parking Areas - Estate roadway and parking areas finished in black macadam. Circulation areas finished in concrete block paviors.

External Lighting - external lighting to be provided via bollards and lamp columns serviced from landlords meter cabinet and distribution board. External lighting provided above main entrance door. Emergency lighting in accordance with Building Regulation requirements.

Landscaping - A detailed landscaping scheme will be implemented to Local Planning Authority approval.

Refuse Disposal - A communal timber bin store enclosure will be provided to Local Authority requirements.

Type of materials, products and workmanship shall be in accordance with the relevant provisions of current Planning and Building Regulation Requirements, BSI documents and Codes of Practice.

These particulars do not form part of any contract and they may be subject to correction and modification as availability of materials and goods and other considerations demand.

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